UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2024
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-41428	87-4340782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 W. Ascension Way	84123
Suite 200
Murray
Utah
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCM	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition

On August 7, 2024, R1 RCM Inc. (the “Company”) announced its financial results for the three months ended June 30, 2024. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibit Number	Description
	99.1	Press Release dated August 7, 2024
	104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R1 RCM INC.

Date: August 7, 2024

By: /s/ Jennifer Williams
Name: Jennifer Williams
Title: Chief Financial Officer

Exhibit 99.1
R1 RCM Reports Second Quarter 2024 Results
Murray, Utah - August 7, 2024 - R1 RCM Inc. (NASDAQ: RCM) (“R1” or the “Company”), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced results for the three months ended June 30, 2024.
Second Quarter 2024 Results:
•Revenue of $627.9 million, up $67.2 million or 12.0% compared to the same period last year.
•GAAP net loss of $7.6 million, compared to net loss of $1.0 million in the same period last year.
•Adjusted EBITDA of $156.1 million, compared to adjusted EBITDA of $142.9 million in the same period last year.
The quarter reflects impacts to both revenue and costs as a result of recent vendor and customer outages.
“Our second quarter results reflect the strength of R1’s technology platform, our focus on delivering excellent customer results, and our ability to execute on our growth strategy while navigating industry and customer specific events,” stated Lee Rivas, R1’s CEO. “R1 remains committed to executing against our technology roadmap while leveraging our global scale to drive increased value for our customers and partners.”

Proposed Acquisition by TowerBrook and CD&R
On August 1, 2024, R1 announced that it had entered into a definitive agreement to be acquired by investment funds affiliated with TowerBrook Capital Partners (“TowerBrook”) and Clayton, Dubilier & Rice (“CD&R”), in an all-cash transaction. Under the terms of the agreement, TowerBrook and CD&R will acquire all the outstanding common stock that TowerBrook does not currently own for $14.30 per share. The transaction has been unanimously approved by a Special Committee of the R1 Board of Directors comprised solely of independent directors, and following the recommendation of the Special Committee, R1’s Board approved the transaction. Upon completion of the transaction, R1 will become a private company and its shares will no longer trade on Nasdaq. The transaction is expected to close by the end of the year, subject to customary closing conditions, including receipt of stockholder approval and regulatory approvals.
Guidance
Due to the recently proposed acquisition, R1 is not providing financial guidance.
Webcast Information
R1’s management team will make available a pre-recorded call today at 8:00 a.m. Eastern Time to discuss the Company’s financial results. To access the pre-recorded call, please dial 888-596-4144 (646-968-2525 outside the U.S. and Canada) using conference code number 9123341. The pre-recorded call will also be available at the Investor Relations section of the Company’s website at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP cost of services, non-GAAP selling, general and administrative expenses, and net debt. Adjusted EBITDA is defined as GAAP net income (loss) before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, including the amortization of cloud computing arrangement implementation fees, share-based compensation expense, CoyCo 2, L.P. (“CoyCo 2”) share-based compensation expense, and certain other items, including acquisition and integration costs, various exit activities costs, strategic and transformation initiatives costs, costs related to organization changes to improve business alignment and cost structure, and costs related to review of strategic alternatives and stockholder litigation. Non-GAAP cost of services is defined as GAAP cost of services less share-based compensation expense, CoyCo 2 share-based compensation expense, and depreciation and amortization expense attributed to cost of services. Non-GAAP selling, general and administrative expenses is defined as GAAP selling, general and administrative expenses less share-based compensation expense, CoyCo 2 share-based compensation expense, and depreciation and amortization expense attributed to selling, general and administrative expenses. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash. Adjusted EBITDA guidance is reconciled to operating income guidance, the most closely comparable available GAAP measure.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees. Non-GAAP cost of services and non-GAAP selling, general and administrative expenses are used to calculate adjusted EBITDA. Net debt is used as a supplemental measure of our liquidity.
Tables 4 through 7 present a reconciliation of GAAP financial measures to non-GAAP financial measures. Non-GAAP measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include, among other things, statements about the Company’s current expectations relating to the merger of Project Raven Merger Sub, Inc. with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) and the other transactions contemplated in the Merger Agreement, dated as of July 31, 2024, among the Company, Raven Acquisition Holdings, LLC and Project Raven Merger Sub, Inc.

(collectively, the “Transaction”), our strategy, future operations, future financial position, prospects, plans, challenges faced by health systems and their revenue cycle operations and the role of business therein, objectives of management, ability to successfully deliver on commitments to customers, impacts of recent cyberattacks, including the Ascension cyberattack and the Change Healthcare cyberattack, and a customer bankruptcy on the business, ability to deploy new business as planned, ability to successfully implement new technologies, ability to complete or integrate acquisitions as planned and to realize the expected benefits from acquisitions, including the acquisition of Acclara, the expected outcome or impact of pending or threatened litigation, and expected market growth. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in its forward-looking statements. Subsequent events and developments, including actual results or changes in the Company’s assumptions, may cause the Company’s views to change. The Company does not undertake to update its forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. The Company’s actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the completion of the Transaction on anticipated terms and timing or at all, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Transaction; the risk that disruptions from the Transaction, including the diversion of management’s attention from the Company’s ongoing business operations will harm the Company’s business, including current plans and operations; the Company’s ability to retain and hire key personnel in light of the Transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; potential litigation relating to the Transaction that could be instituted against the Company and the members of the Company’s Board of Directors, arising out of the Merger, which may delay or prevent the Merger; the quality of global financial markets; the Company’s ability to timely and successfully achieve the anticipated benefits and potential synergies of the acquisitions of Cloudmed and Acclara; the Company’s ability to retain existing customers or acquire new customers; the development of markets for the Company’s revenue cycle management offering; variability in the lead time of prospective customers; competition within the market; breaches or failures of the Company’s or their vendors’ information security measures or unauthorized access to a customer’s data; delayed or unsuccessful implementation of the Company’s technologies or services, or unexpected implementation costs; disruptions in or damages to the Company’s global business services centers, third-party operated data centers or other services provided by other third-parties; the volatility of the Company’s stock price; the Company’s substantial indebtedness; and the factors set forth under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K, and any other periodic reports that the Company may file with the U.S. Securities and Exchange Commission.
Important Additional Information and Where to Find It
In connection with the Transaction, the Company will file with the SEC a proxy statement on Schedule 14A, the definitive version of which will be sent or provided to Company stockholders. The Company, affiliates of the Company and affiliates of each of Clayton, Dubilier & Rice, LLC and TowerBrook Capital Partners L.P. intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other documents with the SEC regarding the Transaction. This document is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document which the Company may file with the SEC. Promptly after filing its definitive proxy statement with the SEC, the Company will mail or provide the definitive proxy statement, the Schedule 13E-3 and a proxy card to each Company stockholder entitled to vote at the meeting relating to the Transaction.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.
Investors and security holders may obtain free copies of the proxy statement, Schedule 13E-3 and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s website at ir.r1rcm.com or by contacting the Company’s Investor Relations Team at investorrelations@r1rcm.com.
The Transaction will be implemented solely pursuant to the Merger Agreement dated as of July 31, 2024, among the Company, Raven Acquisition Holdings, LLC and Project Raven Merger Sub, Inc., which contains the full terms and conditions of the Transaction.

Participants in the Solicitation
The Company and certain of its directors, executive officers and other employees, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Transaction. Information regarding the Company’s directors and executive officers is contained in the “Director Compensation,” “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” sections of the definitive proxy statement for the 2024 annual meeting of stockholders of R1 RCM Inc., which was filed with the SEC on April 12, 2024 (the “Annual Meeting Proxy Statement”) and will be contained in the proxy statement to be filed by the Company in connection with the Transaction. Any change of the holdings of the Company’s securities by its directors or executive officers from the amounts set forth in the Annual Meeting Proxy Statement have been reflected in the following Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC: by Michael C. Feiner, filed on May 23, 2024; by Agnes Bundy Scanlan, filed on May 23, 2024; by John B. Henneman, III, filed on May 23, 2024; by Anthony R. Tersigni, filed on May 23, 2024; by Jill Smith, filed on May 23, 2024; by Joseph Flanagan, filed on May 23, 2024; by Jeremy Delinsky, filed on May 23, 2024; by David M. Dill, filed on May 23, 2024; by Bradford Kyle Armbrester, filed on May 23, 2024; by Anthony J. Speranzo, filed on May 23, 2024; by Jennifer Williams, filed on June 3, 2024; by John Sparby, filed on June 3, 2024; by Pamela L. Spikner, filed on June 3, 2024; by Lee Rivas, filed on June 3, 2024; and by Kyle Hicok, filed on June 3, 2024. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the Transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov, the Company’s website at ir.r1rcm.com or by contacting the Company’s Investor Relations Team at investorrelations@r1rcm.com.
About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while driving revenue yield, reducing operating costs, and enhancing the patient experience. To learn more, visit: r1rcm.com.

Contact:
R1 RCM Inc.
Investor Relations:
Evan Smith, CFA
516-743-5184
investorrelations@r1rcm.com

Media Relations:
Josh Blumenthal
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	June 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$163.0	$173.6
Accounts receivable, net of $26.5 million and $48.2 million allowance as of June 30, 2024 and December 31, 2023, respectively	314.5	243.3
Accounts receivable - related party, net of $0.1 million allowance as of June 30, 2024 and December 31, 2023	42.6	26.1
Current portion of contract assets, net	100.3	94.4
Prepaid expenses and other current assets	135.3	95.9
Total current assets	755.7	633.3
Property, equipment and software, net	193.0	173.7
Operating lease right-of-use assets	70.1	62.5
Non-current portion of contract assets, net	42.9	37.7
Non-current portion of deferred contract costs	33.3	30.4
Intangible assets, net	1,567.4	1,310.7
Goodwill	3,045.9	2,629.4
Deferred tax assets	10.9	10.9
Other assets	59.1	71.6
Total assets	$5,778.3	$4,960.2
Liabilities
Current liabilities:
Accounts payable	$43.9	$22.7
Current portion of customer liabilities	30.7	39.8
Current portion of customer liabilities - related party	6.9	5.2
Accrued compensation and benefits	111.7	126.3
Current portion of operating lease liabilities	22.2	19.3
Current portion of long-term debt	91.0	67.0
Accrued expenses and other current liabilities	104.9	65.9
Total current liabilities	411.3	346.2
Non-current portion of customer liabilities	2.8	2.7
Non-current portion of customer liabilities - related party	10.8	11.8
Non-current portion of operating lease liabilities	83.0	77.8
Long-term debt	2,173.1	1,570.5
Deferred tax liabilities	253.8	176.6
Other non-current liabilities	23.3	23.2
Total liabilities	2,958.1	2,208.8

Stockholders’ equity:
Common stock	4.5	4.5
Additional paid-in capital	3,318.3	3,197.4
Accumulated deficit	(179.4)	(136.7)
Accumulated other comprehensive loss	(7.0)	(5.9)
Treasury stock	(316.2)	(307.9)
Total stockholders’ equity	2,820.2	2,751.4
Total liabilities and stockholders’ equity	$5,778.3	$4,960.2

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net operating fees	$374.6	$357.8	$756.1	$718.8
Incentive fees	21.7	30.8	37.3	54.4
Modular and other	231.6	172.1	438.4	333.1
Net services revenue	627.9	560.7	1,231.8	1,106.3
Operating expenses:
Cost of services	506.3	445.9	1,003.9	880.6
Selling, general and administrative	58.2	62.6	122.6	109.6
Other expenses	34.3	28.3	68.2	58.5
Total operating expenses	598.8	536.8	1,194.7	1,048.7
Income from operations	29.1	23.9	37.1	57.6
Net interest expense	43.6	32.5	84.9	63.2
Loss before income tax benefit	(14.5)	(8.6)	(47.8)	(5.6)
Income tax benefit	(6.9)	(7.6)	(5.1)	(6.2)
Net income (loss)	$(7.6)	$(1.0)	$(42.7)	$0.6

Net income (loss) per common share:
Basic	$(0.02)	$—	$(0.10)	$—
Diluted	$(0.02)	$—	$(0.10)	$—
Weighted average shares used in calculating net income (loss) per common share:
Basic	421,332,136	418,525,625	420,879,636	417,939,489
Diluted	421,332,136	418,525,625	420,879,636	454,097,654

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Six Months Ended June 30,
	2024	2023
Operating activities
Net income (loss)	$(42.7)	$0.6
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	159.5	134.8
Amortization of debt issuance costs	3.7	2.8
Share-based compensation	40.0	30.5
CoyCo 2 share-based compensation	3.5	3.7
Loss on disposal and right-of-use asset write-downs	0.4	4.9
Provision for credit losses	1.5	16.5
Deferred income taxes	(5.3)	(8.4)
Non-cash lease expense	6.9	5.8
Other	2.4	3.0
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(41.6)	(20.2)
Contract assets	(10.9)	(10.8)
Prepaid expenses and other assets	(26.9)	(5.7)
Accounts payable	15.6	(11.5)
Accrued compensation and benefits	(36.6)	(16.1)
Lease liabilities	(10.7)	(8.9)
Other liabilities	24.2	6.9
Customer liabilities and customer liabilities - related party	0.5	(15.8)
Net cash provided by operating activities	83.5	112.1
Investing activities
Purchases of property, equipment, and software	(54.8)	(48.7)
Acquisition of Acclara, net of cash acquired	(662.0)	—
Other	(8.0)	1.5
Net cash used in investing activities	(724.8)	(47.2)
Financing activities
Issuance of senior secured debt, net of discount and issuance costs	561.5	—
Borrowings on revolver	155.0	30.0
Repayment of senior secured debt	(18.2)	(24.8)
Repayments on revolver	(75.0)	(40.0)
Refund of inducement dividend	16.4	—
Payment of equity issuance costs	(0.4)	—
Exercise of vested stock options	1.3	0.9
Shares withheld for taxes	(9.2)	(18.1)
Other	(0.2)	(0.1)
Net cash provided by (used in) financing activities	631.2	(52.1)
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(0.5)	0.2
Net (decrease) increase in cash, cash equivalents and restricted cash	(10.6)	13.0
Cash, cash equivalents and restricted cash, at beginning of period	173.6	110.1
Cash, cash equivalents and restricted cash, at end of period	$163.0	$123.1

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions, except percentages)

	Three Months Ended June 30,		2024 vs. 2023 Change		Six Months Ended June 30,		2024 vs. 2023 Change
	2024	2023	Amount	%	2024	2023	Amount	%
Net income (loss)	$(7.6)	$(1.0)	$(6.6)	660%	$(42.7)	$0.6	$(43.3)	n.m.
Net interest expense	43.6	32.5	11.1	34%	84.9	63.2	21.7	34%
Income tax benefit	(6.9)	(7.6)	0.7	(9)%	(5.1)	(6.2)	1.1	(18)%
Depreciation and amortization expense	81.2	68.8	12.4	18%	159.5	134.8	24.7	18%
Share-based compensation expense	9.8	20.0	(10.2)	(51)%	40.0	30.5	9.5	31%
CoyCo 2 share-based compensation expense	1.7	1.9	(0.2)	(11)%	3.5	3.7	(0.2)	(5)%
Other expenses (1)	34.3	28.3	6.0	21%	68.2	58.5	9.7	17%
Adjusted EBITDA (non-GAAP)	$156.1	$142.9	$13.2	9%	$308.3	$285.1	$23.2	8%

(1) For details, see Note 9 to the Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of services	$506.3	$445.9	$1,003.9	$880.6
Less:
Share-based compensation expense	4.8	12.4	23.1	18.8
CoyCo 2 share-based compensation expense	0.3	0.4	0.8	0.9
Depreciation and amortization expense	80.2	68.6	157.9	134.2
Non-GAAP cost of services	$421.0	$364.5	$822.1	$726.7

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Selling, general and administrative	$58.2	$62.6	$122.6	$109.6
Less:
Share-based compensation expense	5.0	7.6	16.9	11.7
CoyCo 2 share-based compensation expense	1.4	1.5	2.7	2.8
Depreciation and amortization expense	1.0	0.2	1.6	0.6
Non-GAAP selling, general and administrative	$50.8	$53.3	$101.4	$94.5

Table 7
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	June 30,	December 31,
	2024	2023
Senior Revolver	$80.0	$—
Term A Loans	1,147.0	1,162.5
Term B Loans	1,066.0	493.8
Total debt	2,293.0	1,656.3

Less:
Cash and cash equivalents	163.0	173.6
Net Debt	$2,130.0	$1,482.7